Exhibit 99.1

Light & Wonder Reaches Agreement to Acquire Remaining Public Shares of SciPlay

Transaction Unifies L&W’s Businesses and Balance Sheet, Accelerates L&W’s Cross-Platform Strategy and Optimizes Investment of Capital

SciPlay Shareholders to Receive $22.95 Per Share

LAS VEGAS, August 8, 2023 – Light & Wonder, Inc. (NASDAQ and ASX: LNW) (“Light & Wonder” or “L&W”) and SciPlay Corporation (NASDAQ: SCPL) (“SciPlay”) today announced that they have entered into a definitive agreement under which Light & Wonder will acquire the remaining approximately 17% equity interest in SciPlay that it does not currently own for $22.95 per share in an all-cash transaction (the “Transaction”).

The Transaction has been approved by the Board of Directors of Light & Wonder.

In addition, a special committee comprised solely of certain of SciPlay’s independent directors (the “SciPlay Special Committee”), advised by its own independent financial and legal advisors, determined that the Transaction is in the best interests of SciPlay shareholders. Acting upon the recommendation of the Special Committee, the Board of Directors of SciPlay approved the Transaction.

“We are excited to fully unite SciPlay with Light & Wonder, further accelerating our cross-platform strategy and creating an even stronger and more efficient platform for growth,” said Matt Wilson, President and Chief Executive Officer of Light & Wonder. “Our combined balance sheets will provide us with the flexibility to further invest in developing and launching great games cross-platform and deliver enhanced returns to shareholders. We look forward to bringing our world-class teams together and are excited to innovate and grow as one unified company for the benefit of our employees, players and shareholders.”

Gerald Cohen and April Henry, independent directors of the SciPlay board and co-chairs of the SciPlay Special Committee, said, “This transaction is a compelling opportunity to maximize value for SciPlay shareholders and favorably positions both SciPlay and Light & Wonder. Our committee conducted a careful evaluation of Light & Wonder’s proposal, with the support of independent financial and legal advisors, and we believe this combination represents the best outcome for SciPlay shareholders.”

The companies expect the transaction to close during the fourth quarter of 2023, subject to customary closing conditions. The transaction has been approved by the written consent of the holders of the requisite number of shares of common stock of SciPlay, such that no additional stockholder approval is required. Following the Transaction, SciPlay will become a wholly-owned subsidiary of Light & Wonder.

Advisors

Macquarie Capital is serving as financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to Light & Wonder. Lazard is serving as financial advisor and Sullivan & Cromwell LLP is serving as legal advisor to the SciPlay Special Committee.

About Light & Wonder, Inc.

Light & Wonder, Inc. is the global leader in cross-platform games and entertainment. Light & Wonder brings together approximately 6,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, Light & Wonder builds new worlds of play, developing game experiences loved by players around the globe. Its OPENGAMING™ platform powers the largest digital-gaming network in the industry. Light & Wonder is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

About SciPlay Corporation

SciPlay Corporation is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers social casino games Jackpot Party® Casino, Gold Fish® Casino, Quick Hit® Slots, 88 Fortunes® Slots, MONOPOLY Slots, and Hot Shot Casino®, and casual games Bingo Showdown®, Solitaire Pets™ Adventure, and Backgammon Live and a variety of hyper casual games such as Rob Master 3d™, Deep Clean Inc.™ and Oh God™. All of SciPlay’s games are offered and played on multiple platforms, including Apple, Google, Facebook, and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Light & Wonder, and its Subsidiaries. For more information, please visit SciPlay.com.

Cautionary Note Regarding Forward-Looking Statements

In this press release, Light & Wonder and SciPlay make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates regarding the Transaction, the expected benefits of the Transaction, future opportunities for the combined company and future stockholder value. Forward-looking statements are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including:

•	the possibility that the conditions to the completion of the Transaction may not be satisfied on the anticipated schedule or at all;

•	the possibility that the Transaction may not be consummated or that Light & Wonder and SciPlay may be unable to achieve expected operational, strategic and financial benefits of the Transaction;

•	the possibility of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that may be instituted following announcement of the Transaction;

•	failure to retain key management and employees of SciPlay;

•	unfavorable reaction to the Transaction by customers, competitors, suppliers and employees;

•	unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

•	those factors described in Light & Wonder’s filings with the Securities and Exchange Commission (the “SEC”), including Light & Wonder’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2023 (including under the headings “Forward-Looking Statements” and “Risk Factors”), and SciPlay’s filings with the SEC, including SciPlay’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2023 (including under the headings “Forward-Looking Statements” and “Risk Factors”).

Forward-looking statements speak only as of the date they are made and, except for Light & Wonder’s and SciPlay’s ongoing obligations under the U.S. federal securities laws, Light & Wonder and SciPlay undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Transaction, nor shall there be any sale of securities in any jurisdiction in which any such offer, solicitation or sale would be unlawful. Any securities to be offered may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional Information and Where to Find It

SciPlay will prepare the Information Statement for its stockholders with respect to the approval of the merger agreement and the Transaction. When completed, the Information Statement will be mailed to the SciPlay’s stockholders. In addition, certain participants in the Transaction will prepare and file the Schedule 13E-3, which will contain important information on Light & Wonder, SciPlay, the merger agreement, the Transaction and related matters, including the terms and conditions of the Transaction. You may obtain copies of the Information Statement, Schedule 13E-3, any amendment or supplements thereto, other relevant materials (when available) and all documents filed by Light & Wonder or SciPlay with the SEC regarding the Transaction, free of charge, at the SEC’s website, www.sec.gov or from Light & Wonder’s or SciPlay’s websites at https://explore.lnw.com/investors/ and https://investors.sciplay.com/, respectively.

Light & Wonder Investor Inquiries
Nick Zangari, Senior Vice President of Investor Relations, +1 702-301-4378
Steve Wan, Senior Director of Investor Relations
Email: ir@lnw.com

Light & Wonder Media Inquiries

Lucas Pers / T.J. O’Sullivan, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

media@lnw.com

For the SciPlay Special Committee

Steven Lipin / Michael Bruen
Gladstone Place Partners
212-230-5930